UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On November 6, 2009, XenoPort, Inc. and GlaxoSmithKline (“GSK”) announced that the U.S. Food and Drug Administration (the “FDA”) has extended the original Prescription Drug User Fee Act (“PDUFA”) goal date for its review of GSK’s new drug application (the “NDA”) for XP13512/GSK1838262 (gabapentin enacarbil) to February 9, 2010. The original PDUFA date for this NDA review was November 9, 2009.

The FDA determined that a Risk Evaluation and Mitigation Strategy (“REMS”) was necessary for XP13512. In response to the FDA’s request, GSK submitted a proposed REMS. The FDA accepted this submission as a solicited major amendment to the XP13512 NDA. The FDA has the option to extend the PDUFA goal date when a sponsor submits a major amendment that provides a substantial amount of new data not previously reviewed by the FDA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: November 6, 2009	By:	/s/ WILLIAM G. HARRIS
William G. Harris
Senior Vice President of Finance and
Chief Financial Officer